UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

         PURSUANT TO SECTION 14(C)of the SECURITIES EXCHANGE ACT OF 1934

                             Date: December 22, 2004

                                  Nannaco, Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)

                                      Texas
                                     ------
         (State or other jurisdiction of incorporation or organization)

           000-50672                                     74-2891747
       (SEC File Number)                    (IRS Employer Identification Number)

                        4906 Point Fosdick Dr., Suite 102
                              Gig Harbor, WA 98335
                           --------------------------
                    (Address of principal executive offices)

                                 (253) 853-3632
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box:

|_|   Preliminary Information Statement
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      14c-5(d)(2)

|X|   Definitive Information Statement

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      1)    Title of each class of securities to which transaction applies:
      2)    Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):
      4)    Proposed maximum aggregate value of transaction:
      5)    Total fee paid:

--------------------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                                  Nannaco, Inc.
                        4906 Point Fosdick Dr., Suite 102
                              Gig Harbor, WA 98335

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Nannaco, Inc.:

      This Information Statement is furnished to the stockholders of Nannaco, Inc., a Texas corporation ("Nannaco"), in connection with the following corporate action:

      -- To authorize the board of directors to effect a forty-for-one (40:1) reverse stock split of the common stock.

      Stockholders of record as of November 4, 2004 shall be given a copy of this Information Statement.

                                        By Order of the Board of Directors


                                        /s/ Steve Careaga
                                        ----------------------------------------
                                        Steve Careaga, President

      THIS INFORMATION STATEMENT IS BEING FURNISHED TO ALL HOLDERS OF THE VOTING CAPITAL STOCK OF NANNACO IN CONNECTION WITH THE PROPOSED ACTION BY WRITTEN CONSENT TO AUTHORIZE THE BOARD OF DIRECTORS TO CARRY OUT A REVERSE SPLIT OF THE COMMON STOCK ON A FORTY-FOR-ONE (40:1) BASIS.

                            INFORMATION STATEMENT
                            ---------------------

      This information statement is furnished to all holders of the voting capital stock of Nannaco, Inc., a Texas company ("Nannaco" or the "Company"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 67% of the voting capital stock of Nannaco providing for a reverse-split of the common stock of Nannaco on the basis of 40 shares for each 1 share of common stock held. The reverse split will be conducted at a time to be determined by the board of directors.

      The Board of Directors, and persons owning a greater than two-thirds (2/3) of the outstanding voting securities of Nannaco, have adopted, ratified and approved the proposed reverse stock split. No additional votes are required or necessary. See the caption "Vote Required for Approval" below. Any reverse split adopted by the board of directors will become effective upon final approval by the board and the filing of required notices.

      The Form 10-QSB for the quarterly period ended June 30, 2004 and the form 10-KSB for the year ended September 30, 2003, filed by Nannaco with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Nannaco is current in filing all reports that it is required to file. See the caption "Additional Information" below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT UP TO A FORTY-for-ONE SHARE (40:1)REVERSE STOCK SPLIT

      Nannaco's board has determined that it would be in the Company's best interest in the near future to conduct a reverse split of its common stock on up to a 40-for-1 basis and has received the consent of holders in excess of two-thirds majority of the voting capital stock to authorize the board to conduct such a reverse split in the Board's discretion.

      A reverse split would reduce the amount of presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock. This process that is known as a reverse-split would take up to forty shares of the presently issued and outstanding common stock on the effective date of the reverse-split and convert those shares into one share of the post-reverse stock split common stock.

      The board has indicated that fractional shares will not be issued. Instead, Nannaco will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the process. Each shareholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that shareholder did immediately prior to the stock split, except for minor adjustment as a result of the additional shares that will need to be issued as a result of the treatment of fractional shares.

Reasons for the reverse stock split

The primary purposes of the reverse stock split are to accomplish the following:

      a) reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and

      b) and increase the per share price of the common stock to help maintain the interest of the markets;

      c) provide the Company with additional flexibility to issue shares to facilitate the closing of the proposed merger of Nazz Productions, Inc., into the Company, which the Company announced on October 28, 2004.

      For the above reasons, the board believes that the reverse-split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse stock split will have the desired benefits. Furthermore, the Company specifically discloses that the proposed merger with Nazz Productions, Inc., referenced above, will be realized and effected as an event independent of the reverse stock split. The proposed merger will be preceded by a separate request for shareholder consent and filing of a subsequent information statement. The Company has undertaken with the Securities and Exchange Commission to include in the information statement to be filed all of the information required by its rules and regulations.

Effects of the reverse stock split.

      The reverse stock split will be effected by notice to the appropriate regulatory authorities and will become effective upon such filing and final approval of the board of directors of the Company. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

      Nannaco is currently authorized to issue 500,000,000 shares of its common stock of which 63,742,534 shares are currently issued and outstanding as of November 4, 2004. Currently, shareholders holding 51,000,000 shares of common stock having voting power in excess of two-thirds (2/3) of capital stock issued and outstanding upon the record date, as required to effect a reverse split under the Laws of Texas, have consented in writing to the proposal. A reverse split on a 40 for one basis would reduce the number of issued and outstanding shares to approximately 1,593,564, but will not reduce the number of authorized shares of common stock. The reverse split will not have any effect on the stated par value of the common stock.

      The effect of the reverse split upon existing shareholders of the common stock will be that the total number of shares of Nannaco's common stock held by each shareholder will be automatically converted into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the reverse stock split divided by 40, with an adjustment for any fractional shares. Fractional shares will be rounded up into a whole share.

      If acted upon by the Company's board of directors, the consent by the two-thirds majority of the voting capital stock shareholders reported herein, would result in each shareholder's percentage ownership interest in the company and proportional voting power remaining unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse stock split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) also will be appropriately adjusted for the reverse stock split.

      The reverse stock split may also result in some shareholders holding "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

      If in the future the Company issues additional equity or quasi-equity securities combined with this reverse stock split, there is a significant risk of shareholder value represented by the common stock being diluted. The availability of authorized but unissued shares of common stock creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of the additional authorized shares if such shares are issued at less than the book value per share of common stock of Nannaco. If all additional shares of authorized common stock were issued, without any increase in the book value of the assets of the Company, the net book value per share would decrease by 87%, assuming the company had a positive book value per share at the time of such issuance. If all authorized shares of common stock were issued each share would drop from representing 1/63,742,534 to 1/1,593,564 of the shares of common stock issued and outstanding.

      After the reverse stock split is effected there is no requirement that shareholders obtain new or replacement share certificates. Each holder of record of shares of the Company's common stock that is outstanding on the effective date of the reverse stock split may contact the Company's transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the reverse stock split.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION.

      Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder's shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such shareholder's pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post-reverse stock split common shares to which such shareholder is entitled as a result of the reverse stock split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein have been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

      This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

      The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional shares. Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for shares of common stock after the reverse split will include the holding period of shares of common stock before the reverse stock split, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of common stock before the reverse stock split excluding the basis of fractional shares.

      A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED REVERSE STOCK SPLIT OF THE COMMON STOCK.

Q. WHY IS APPROVAL SOUGHT FOR THE PROPOSED REVERSE STOCK SPLIT OF THE COMMON STOCK ON A 40 FOR 1 BASIS?

A. The Board seeks approval of a reverse stock split of the common stock 40 for 1 share of the currently issued common stock. It is the expectation of the Board that such a reverse stock split would increase the market price of the resulting common stock and thus maintain a higher level of market interest in the shares, including shares issued pursuant to the Company's Employee Benefit Plans, provide additional flexibility to management with regard to the issuance of shares and maintaining the proper market capitalization of the Company. The Board believes that the reverse stock split will enhance the Company's flexibility with regard to the ability to issue common stock for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Nannaco's business or product lines through the acquisition of other businesses or products.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE REVERSE STOCK SPLIT?

A. The sole member of the Board of Directors has approved the reverse stock split of the common stock in the best interest of Nannaco shareholders of Nannaco.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?

A. As a current shareholder of Nannaco your class of stock and the number of shares that you hold will be affected only as a result of the adoption of the proposal to authorize a reverse stock split. For example, a current holder of 10,000 shares of common stock will remain a holder of 250 shares of common stock in the event that the board approves a 40 for 1 reverse stock split.

Q. WILL THE REVERSE STOCK SPLIT IN ANY TAX LIABILITY TO ME?

A. The proposed changes are intended to be tax free for federal income tax purposes, except in the case of the issuance of a whole share for a fractional share, as noted above.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of two-thirds of all capital stock entitled to vote on the issue of a reverse stock split is required. Consents in favor of the proposal have already been received from shareholders holding a two-thirds majority of the voting securities of Nannaco.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Steve Careaga, President of Nannaco, Inc. 4906 Point Fosdick Dr., Suite 102, Gig Harbor, WA 98335, telephone: (253) 853-3632

VOTE REQUIRED FOR APPROVAL
---------------------------

      Under Texas Law, the reverse split must be approved by a two-thirds majority of all outstanding voting securities.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
-----------------------------------------------

      The Board of Directors fixed the close of business on November 4, 2004 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

      At the record date, Nannaco had issued and outstanding 63,742,534 shares of $0.001 par value common stock. Shareholders holding a controlling interest equaling more than 67% of the total voting power of Nannaco representing more than a two-thirds majority of Nannaco's outstanding voting capital stock consented to the reverse stock split.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

      The following table sets forth information about the beneficial ownership of Nannaco's Capital Stock, as of November 4, 2004 by (i) each person who is known by Nannaco to own beneficially more than five percent (5%) of the outstanding shares of Capital Stock; (ii) each of Nannaco's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:

AMOUNT/NATURE/             % OWNERSHIP                 NAME/ADDRESS
TITLE OF CLASS               OF CLASS                  BENEFICIAL OWNER
--------------             -----------                 -----------------

31,000,000                     48.6%                    Steve Careaga
(.001 par value)                                        4906 Point Fosdick Dr.,
                                                        Suite 102
                                                        Gig Harbor, WA 98335


Directors
(as above)                     48.6%                    Steve Careaga
(.001 par value)                                        4906 Point Fosdick Dr.,
                                                        Suite 102
Gig Harbor, WA  98335

Shareholder Executives
(as above)                     48.6%                    Steve Careaga
(.001 par value)                                        4906 Point Fosdick Dr.,
President                                               Suite 102
Gig Harbor, WA  9833

As of November 4, 2004, Nannaco had 63,742,534 shares of its common voting stock issued and outstanding.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the actions covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION
                             ----------------------

      Additional information concerning Nannaco, Inc. including its Form 10-KSB annual report for the year ended September 30, 2003 and the quarterly reports on Form 10-QSB for the quarter ending June 30, 2004, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

                                        Dated: December 22, 2004


                                        By Order of the Board of Directors


                                        /s/ Steve Careaga
                                        ----------------------------------------
                                        President and Director